UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): December 2, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2016, Alta Mesa Holdings, LP (the “Company”) and Alta Mesa Finance Services Corp. (the “Co-Issuer” and together with the Company, the “Issuers”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Issuers, certain subsidiaries of the Company (the “Subsidiary Guarantors”), and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $500 million aggregate principal amount of the Issuers’ 7.875% senior unsecured notes due 2024 (the “Notes”).

The Notes will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act (“Rule 144A”) in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement relating to the Notes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers act as administrative agent and/or lenders under the Company’s senior secured revolving credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth on Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01. Other Information

On December 2, 2016, the Company issued a press release announcing the pricing of its private offering of the Notes. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document

10.1	Purchase Agreement, dated as of December 2, 2016, among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Guarantors named therein and Wells Fargo Securities, LLC, as representative of the Initial Purchasers.

99.1	Press release dated December 2, 2016 announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

December 5, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP